LEGG MASON PARTNERS EQUITY TRUST
LEGG MASON PARTNERS LARGE CAP GROWTH FUND

Sub-Item 77M

Registrant incorporates by reference Registrant's definitive materials dated November 13, 2006, filed on November 22, 2006.
(Accession No. 0001193125-06-240987)